               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                       OMNICARE, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                 [Omnicare Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 2002

    The Annual Meeting of Stockholders of Omnicare, Inc. (the 'Company') will be held at The Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky, on Monday, May 20, 2002 at 10:00 a.m. The purpose of the Annual Meeting is to consider and act upon:

    (1)  the election of directors;

    (2) the re-approval of amendments to the Company's 1992 Long-Term Stock Incentive Plan;

    (3) the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company; and

    (4)  any other business as may properly be brought before the meeting.

    Stockholders of record at the close of business on March 25, 2002 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

    Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and mail it in the enclosed envelope at your earliest convenience. No postage is required if it is mailed in the United States.

                                           By Order of the Board of Directors

                                                  CHERYL D. HODGES
                                                  Secretary

Covington, Kentucky
April 10, 2002

YOUR VOTE IS IMPORTANT! TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE TAKE A MOMENT TO SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 OMNICARE, INC.
                         100 EAST RIVERCENTER BOULEVARD
                           COVINGTON, KENTUCKY 41011
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Omnicare, Inc. (the 'Company') of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 20, 2002, and any adjournment thereof ('Annual Meeting'). Stockholders of record as of the close of business on March 25, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of such date, the Company had outstanding 94,401,423 shares of its Common Stock, par value $1 per share ('Common Stock'), having one vote per share.

    To constitute a quorum at the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular proposal as well as shares present at the Annual Meeting. Where nominee stockholders are not permitted to vote on a specific issue because they did not receive specified instructions on the specific issue from the beneficial owners of the shares ('Broker Nonvotes'), such Broker Nonvotes will be treated as not present at the meeting for purposes of calculating the results of the vote on the specific issue. Accordingly, abstentions and Broker Nonvotes have the effect of a negative vote on any proposal where the vote required to pass the proposal is a percentage of the outstanding shares, but only abstentions have the effect of a negative vote when the vote required to pass a proposal is a percentage of the shares present at the Annual Meeting. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted (1) to elect as directors the 12 persons named below;
(2) to re-approve the amendments to the Company's 1992 Long-Term Stock Incentive Plan; and (3) to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for 2002. A proxy may be revoked at any time prior to its exercise by the execution of a proxy signed at a later date or by the giving of written notice of revocation to the Secretary of the Company. A revocation during the Annual Meeting will not affect any vote previously taken.

    This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 10, 2002.

                             ELECTION OF DIRECTORS

    The number of directors to be elected at the Annual Meeting has been fixed by the Board of Directors at 12. Directors are to be elected to serve until the following annual meeting of stockholders and until their respective successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person's principal occupation during at least the past five years and other pertinent information. Each of the nominees for election as a director is currently a director of the Company.

    The Company has a program under which certain nominations for membership on the Board of Directors are on occasion rotated among senior operating executives of the Company and its subsidiaries. The persons considered to be in the rotating group are Messrs. Timothy E. Bien, Leo P. Finn, David W. Froesel, Jr., Gary W. Kadlec, Thomas W. Ludeke, David Morra and Jeffrey M. Stamps. Messrs. Froesel and Bien are currently directors and are being nominated from that group this year. It is anticipated that additional executives of the Company will be included in such rotating group in future years.

    No person may be nominated for election as a director unless written notice of intention to nominate such person (which notice shall contain the prospective nominee's name, address and occupation) has been given to the Chairman, the President or the Secretary of the Company by a stockholder entitled to notice of, and to attend, a meeting of stockholders at which directors are to be elected, not later than 15 business days before such meeting.

    Unless authority is withheld for individual nominees or all nominees, it is intended that the shares represented by each proxy will be voted for the nominees listed below. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Board of Directors and for the remaining nominees (except where a proxy withholds authority with respect to the election of directors).

                                    NOMINEES

EDWARD L. HUTTON ..........  Mr. Hutton is Chairman of the Company and has held this position
Director since 1981            since May 1981. Additionally, he is Chairman and a director of
Age: 82                        Chemed Corporation, Cincinnati, Ohio (a diversified public corporation with interests in plumbing and drain cleaning services, major appliance and heating and ventilation and air conditioning repair services, and health care services) (hereinafter 'Chemed')
                               and has held these positions since November 1993 and April 1970, respectively. Previously, he was President and Chief Executive
                               Officer of Chemed, positions he had held from April 1970 to
                               November 1993, and was Chairman and Chief Executive Officer of
                               Chemed from November 1993 until May 2001.
JOEL F. GEMUNDER ..........  Mr. Gemunder is President and Chief Executive Officer of the
Director since 1981            Company and has held these positions since May 1981 and May 2001,
Age: 62                        respectively. Mr. Gemunder was an Executive Vice President of
                               Chemed and Group Executive of its Health Care Group from May 1981 through July 1981 and a Vice President of Chemed from 1977 until
                               May 1981. Mr. Gemunder is a director of Chemed and Ultratech
                               Stepper, Inc. (a manufacturer of photo-lithography equipment for the computer industry).
TIMOTHY E. BIEN ...........  Mr. Bien is Senior Vice President -- Professional Services and
Director since 2001            Purchasing of the Company, a position he has held since May 1996.
Age: 51                        From May 1992 until May 1996, he served as Vice President of
                               Professional Services and Purchasing of the Company. Prior to
                               that, he was Vice President and a former owner of Home Care
                               Pharmacy, a wholly-owned subsidiary that the Company acquired in
                               December 1988. Mr. Bien has also served as a director for two prior terms: 1998-1999 and 1999-2000.
CHARLES H. ERHART, JR.  ...  Mr. Erhart retired as President of W.R. Grace & Co., Columbia,
Director since 1981            Maryland (international specialty chemicals, construction and
Age: 76                        packaging) (hereinafter 'Grace') in August 1990. He had held this position since July 1989. From November 1986 to July 1989, he was
                               Chairman of the Executive Committee of Grace. From May 1981 to
                               November 1986, he served as Vice Chairman and Chief
                               Administrative Officer of Grace. Mr. Erhart is a director of
                               Chemed.
DAVID W. FROESEL, JR. .....  Mr. Froesel is Senior Vice President and Chief Financial Officer of
Director since 2000            the Company and has held these positions since March 1996. From
Age: 50                        May 1993 to February 1996, Mr. Froesel was Vice President of
                               Finance and Administration at Mallinckrodt Veterinary, Inc., a
                               subsidiary of Mallinckrodt, Inc. From July 1989 to April 1993 he
                               was worldwide Corporate Controller of Mallinckrodt Medical, Inc.,
                               a subsidiary of Mallinckrodt, Inc.
CHERYL D. HODGES ..........  Ms. Hodges is Senior Vice President and Secretary of the Company
Director since 1992            and has held these positions since February 1994. From August
Age: 50                        1986 to February 1994, she was Vice President and Secretary of
                               the Company. From August 1982 to August 1986, she served as Vice
                               President -- Corporate and Investor Relations. Ms. Hodges has
                               also served as a director of the Company for four prior terms:
                               1984-85; 1986-87; 1988-89; and 1990-91.

PATRICK E. KEEFE ..........  Mr. Keefe is Executive Vice President -- Operations of the
Director since 1993            Company and has held this position since February 1997.
Age: 56                        Previously, he was Senior Vice President -- Operations
                               since February 1994. From April 1993 to February 1994, he
                               was Vice President -- Operations of the Company. From
                               April 1992 to April 1993, he served as Vice
                               President -- Pharmacy Management Programs of Diagnostek,
                               Inc., Albuquerque, New Mexico (mail-service pharmacy and
                               health care services) (hereinafter 'Diagnostek'). From
                               September 1990 to April 1992, Mr. Keefe served as
                               President of HPI Health Care Services, Inc. (hereinafter
                               'HPI'), a subsidiary of Diagnostek that was acquired from
                               the Company in August 1989. From August 1984 to September
                               1990, he served as Executive Vice President of HPI.
SANDRA E. LANEY ...........  Ms. Laney is Senior Vice President and Chief Administrative
Director since 1987            Officer of Chemed and has held these positions since
Age: 58.                       November 1993 and May 1991, respectively. From May 1984 to
                               November 1993, she was a Vice President of Chemed. Ms.
                               Laney is a director of Chemed.
ANDREA R. LINDELL, ........  Dr. Lindell is Dean and Professor in the College of Nursing
DNSC, RN                       at the University of Cincinnati, a position she has held
Director since 1992            since December 1990. Dr. Lindell is also Associate Senior
Age: 58                        Vice President for Interdisciplinary Education Programs
                               for the Medical Center at the University of Cincinnati,
                               since July 1998. She also serves as Interim Dean of the
                               College of Allied Health Sciences at the University of
                               Cincinnati. From August 1981 to August 1990, Dr. Lindell
                               served as Dean and a Professor in the School of Nursing at
                               Oakland University, Rochester, Michigan.
SHELDON MARGEN, M.D.  .....  Dr. Margen is a Professor Emeritus in the School of Public
Director since 1983            Health, University of California, Berkeley, a position he
Age: 82                        has held since May 1989. He had served as a Professor of
                               Public Health at the University of California, Berkeley,
                               since 1979.
KEVIN J. MCNAMARA .........  Mr. McNamara is President and Chief Executive Officer of
Director since 1986            Chemed and has held these positions since August 1994 and
Age: 48                        May 2001, respectively. From November 1993 to August 1994,
                               Mr. McNamara was Executive Vice President, Secretary and
                               General Counsel of Chemed. Previously, from May 1992 to
                               November 1993, he held the positions of Vice Chairman,
                               Secretary and General Counsel of Chemed. From August 1986
                               to May 1992, he served as Vice President, Secretary and
                               General Counsel of Chemed. He is a director of Chemed.
JOHN H. TIMONEY ...........  Mr. Timoney is a retired executive of Applied Bioscience
Director since 2000            International Inc. (research organization serving the
Age: 68                        pharmaceutical and biotechnology industries) ('Applied
                               Bioscience'), at which he held a number of positions from
                               1986 through 1996. From December 1995 through September
                               1996, he was Chief Executive Officer of Clinix
                               International, Inc., a wholly-owned subsidiary of Applied
                               Bioscience. From June 1992 to September 1996, Mr. Timoney
                               was Senior Vice President of Applied Bioscience. From
                               September 1986 through June 1992, he was Vice President,
                               Chief Financial Officer, Secretary and Treasurer of
                               Applied Bioscience. In addition, from September 1986
                               through June 1995 he was a director of Applied Bioscience.
                               Mr. Timoney has also held financial and executive
                               positions with IMS Health Incorporated (market research
                               firm serving the pharmaceutical and health care
                               industries), Chemed and Grace.

                      COMMITTEES AND MEETINGS OF THE BOARD

    The Board of Directors of the Company has a Compensation and Incentive Committee, an Audit Committee, a Nominating Committee and an Executive Committee.

    The Compensation and Incentive Committee makes recommendations to the Board of Directors concerning (a) salary and incentive compensation payable to officers and certain other key employees of the Company, (b) establishment of incentive compensation plans and programs generally, (c) additional year-end contributions by the Company under the Company's Employees' Savings and Investment Plan and (d) adoption and administration of certain employee benefit plans and programs. In addition, the Compensation and Incentive Committee administers the Company's stock-based incentive plans under which it makes determinations concerning the grant of stock options and stock awards to key employees of the Company. The Compensation and Incentive Committee consists of Doctors Margen and Lindell and Mr. Erhart. The Compensation and Incentive Committee met on six occasions during 2001.

    The Audit Committee (a) recommends to the Board of Directors a firm of independent accountants to audit the Company's consolidated financial statements, (b) reviews and reports to the Board of Directors on the Company's annual financial statements and the independent accountants' report on such financial statements, (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and other matters regarding the Company's accounting, financial reporting and internal control systems and (d) assists the Board of Directors in monitoring compliance by the Company with legal and regulatory requirements. The Audit Committee Charter, adopted by the Board and included as Appendix A to the Company's 2001 Proxy Statement, more specifically sets forth the duties and responsibilities of the Audit Committee. The Audit Committee consists of Messrs. Erhart and Timoney, Ms. Laney and Dr. Lindell. The Audit Committee met on six occasions during 2001.

    The Nominating Committee (a) recommends to the Board of Directors the candidates for election to the Board of Directors to fill newly created directorships and to replace directors who are not standing for election at each Annual Meeting of Stockholders of the Company, (b) recommends to the Board of Directors candidates for election by the Board of Directors to fill director vacancies and (c) considers director candidates submitted by directors, officers and stockholders. The Nominating Committee consists of Messrs. Erhart and Timoney and Dr. Margen. The Nominating Committee was established in March 2001 and held its first meeting in March 2002.

    The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law or the Company's By-Laws may not be delegated. The Committee meets as necessary, and all actions by the committee are reported at the next Board of Directors meeting. The Executive Committee consists of Messrs. Erhart, Hutton, Gemunder and Keefe. The Executive Committee met on four occasions during 2001.

    During 2001, there were seven meetings of the Board of Directors and each director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board of Directors during the period for which he or she has been a director and (b) the total number of meetings held by all Committees of the Board of Directors during the period for which he or she served.

                           REMUNERATION OF DIRECTORS

    Each non-employee director is paid a $20,000 annual retainer fee (payable at the director's election in cash or restricted stock). Each non-employee director is also granted an annual restricted stock award having a value of $20,000. In addition, non-employee directors who are the Chairman of one or more Committees of the Board (except for the Executive Committee) receive an additional $15,000 retainer fee, and directors who are members of one or more Committees of the Board, but not the Chairman of any, receive an additional $10,000 retainer fee (in each case payable at the director's election in cash or restricted stock). During 2001, each member of the Board of Directors was granted an annual unrestricted stock award covering 400 shares of Common Stock. During 2001, Mr. Erhart received an additional annual fee of $8,000. Such fee was paid in lieu of stock options granted to directors in previous years. Mr. Erhart was a member of the Compensation and Incentive Committee of either the Company or an affiliated company on the dates of such grants and thus was ineligible to participate.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation of the Company's most highly compensated executive officers (the 'named executives') for services to the Company and its subsidiaries during 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                ANNUAL COMPENSATION                COMPENSATION
                                          --------------------------------   ------------------------
                                                                                      AWARDS
                                                                             ------------------------
                                                                                          # OF SHARES
                                                                             RESTRICTED   UNDERLYING     ALL OTHER
  NAME AND PRINCIPAL POSITIONS     YEAR    SALARY      BONUS      OTHER(1)    STOCK(2)      OPTIONS     COMPENSATION
---------------------------------  ----    ------      -----      --------    --------      -------     ------------
E.L. Hutton .....................  2001   $389,958   $  316,125   $38,038    $1,693,998      210,000     $1,154,575(3)
 Chairman                          2000    475,000      441,125    38,807     2,244,225      255,000      2,070,115
                                   1999    448,333      541,125    42,208     1,882,660      630,000      2,454,476

J.F. Gemunder ...................  2001    950,000    1,289,216    68,828     3,629,998      395,366         80,617(4)
 President and Chief Executive     2000    900,000      588,800    69,913     2,947,529      328,430        878,179
 Officer                           1999    816,667      580,978    63,755     2,310,000    1,400,000         97,218

P.E. Keefe ......................  2001    325,000      274,012    12,960     1,001,009      105,000         30,443(4)
 Executive Vice President --       2000    287,500      173,913    13,129       861,129      100,000        178,452
 Operations                        1999    255,750      173,838        --       703,000      182,000         36,741

D.W. Froesel, Jr. ...............  2001    310,000      283,092     7,485       858,002      105,000         69,799(4)
 Senior Vice President and         2000    285,000      143,042     7,589       720,929       85,000        222,944
 Chief Financial Officer           1999    251,667      143,002        --       565,000      153,000         53,144

C.D. Hodges .....................  2001    250,000      180,252     4,858       769,131       86,188         20,127(4)
 Senior Vice President and         2000    226,000       85,222     4,928       657,114       70,674        272,641
 Secretary                         1999    208,083       85,200        --       515,000      148,000         26,638

---------

(1) These amounts represent payments made to the executive officer as required to offset the tax liability associated with premiums paid by the Company on behalf of the officer under split dollar life insurance policies.

(2) Under the Company's stock award program, restricted shares of Common Stock were issued as incentive compensation to the named executives and other key employees. Restricted shares vest generally in seven annual installments as determined by the Compensation and Incentive Committee with a greater proportion vesting in the latter years. If the recipient's employment terminates due to death, disability, retirement under a retirement plan of the Company, or change in control of the Company, the restrictions terminate. Otherwise, in the event of termination of employment, unvested shares are generally forfeited. Recipients receive dividends on the awarded shares. Restricted stock awards were granted in February 2002 for 2001 services as incentive compensation. The numbers of restricted shares granted in February 2002 to the named executives are as follows: Mr.
    Hutton -- 79,981 shares; Mr. Gemunder -- 171,388 shares; Mr. Keefe -- 47,262 shares; Mr. Froesel -- 40,510 shares; and Ms. Hodges -- 36,314 shares. As of December 31, 2001, the number and value of the aggregate restricted stock holdings of the named executives were: Mr. Hutton -- 462,285 shares or $11,501,651; Mr. Gemunder -- 639,766 shares or $15,917,378; Mr.
    Keefe -- 192,962 shares or $4,800,895; Mr. Froesel -- 146,125 shares or $3,635,590; and Ms. Hodges -- 144,562 shares or $3,596,703.

(3) Mr. Hutton does not participate in the Company's tax-qualified pension plans. The amount represents a deferral under a deferred compensation arrangement, which is designed to provide him retirement benefits comparable to other executives. Such deferred amounts accrue interest at market rates and are paid in future years.

(4) This amount includes the dollar value of shares of Common Stock allocated to the named executives' accounts in the Company's Employee Stock Ownership Plan (the 'ESOP') which are attributable to the Company's contributions to the ESOP. Participants are entitled to receive the fully vested shares allocated to their accounts upon death, disability, retirement or termination of
                                              (footnotes continued on next page)

(footnotes continued from previous page) employment. To the extent benefits under the ESOP are otherwise limited by provisions of the Internal Revenue Code, the Company's Excess Benefits Plan provides that the Company will provide from its general funds a benefit to an employee equal to the benefit which would have been provided but for the limitations of the Internal Revenue Code. The benefits shown include those provided under the Excess Benefits Plan. For 2001, the numbers of shares attributable to these plans and the dollar values thereof included in the table for each named executive are as follows: Mr. Gemunder 2,435 shares or $52,559; Mr. Keefe 699 shares or $15,247; Mr. Froesel 569 shares or $12,465; and Ms. Hodges 464 shares or $10,344. This column also includes (a) life insurance premiums paid by the Company (Mr. Gemunder -- $6,342; Mr.
    Keefe -- $1,160; Mr. Froesel -- $1,167; and Ms. Hodges -- $891); (b) the
    present value to the recipient of future benefits derived from premium payments made by the Company for the benefit of the recipient under a split dollar life insurance policy, which provides for the refund of premiums to the Company upon termination of the policy (unrelated to term life insurance coverage) (Mr. Gemunder -- $21,716; Mr. Keefe -- $14,036; Mr.
    Froesel -- $12,538; and Ms. Hodges -- $8,892); and (c) as to Mr. Froesel, also includes $43,629 which the Company credited to a deferred account established for him in lieu of his participation in the Company's pension plan.

STOCK OPTIONS

    The following table sets forth information regarding stock options granted to the named executives during 2001.

                             OPTION GRANTS IN 2001

                                             INDIVIDUAL GRANTS
                              ------------------------------------------------
                                           PERCENT OF
                                             TOTAL                                POTENTIAL REALIZABLE VALUE
                              NUMBER OF     OPTIONS                                AT ASSUMED ANNUAL RATES
                                SHARES     GRANTED TO                            OF STOCK PRICE APPRECIATION
                              UNDERLYING   EMPLOYEES    EXERCISE                     FOR OPTION TERM ($)
                               OPTIONS     IN FISCAL      PRICE     EXPIRATION   ----------------------------
            NAME               GRANTED        YEAR      ($/SHARE)      DATE           5%             10%
            ----               -------        ----      ---------      ----           --             ---
E.L. Hutton.................    210,000(1)    11.9%      $19.83      11/07/11     $2,618,906     $ 6,636,822
J.F. Gemunder...............    390,000(1)    22.2        19.83      11/07/11      4,863,682      12,325,526
                                  1,366(2)     0.1        21.11      02/09/11         18,135          45,958
                                  1,372(2)     0.1        20.97      05/10/11         18,094          45,853
                                  1,174(2)     0.1        23.98      08/10/11         17,705          44,868
                                  1,454(2)     0.1        19.74      11/05/11         18,051          45,744
P.E. Keefe..................    105,000(1)     6.0        19.83      11/07/11      1,309,453       3,318,411
D.W. Froesel, Jr............    105,000(1)     6.0        19.83      11/07/11      1,309,453       3,318,411
C.D. Hodges.................     85,000(1)     4.8        19.83      11/07/11      1,060,033       2,686,333
                                    312(2)      --        21.11      02/09/11          4,142          10,497
                                    300(2)      --        20.97      05/10/11          3,956          10,026
                                    258(2)      --        23.98      08/10/11          3,891           9,860
                                    318(2)      --        19.74      11/05/11          3,948          10,004

---------

(1) All such options were granted on November 7, 2001, provide for the purchase of shares of Common Stock at a price equal to the fair market value on the date of grant, become exercisable in four equal annual installments commencing one year from the date of grant, and expire 10 years after date of grant unless previously exercised.

(2) Such options were granted on February 9, May 10, August 10 and November 5, 2001, respectively, and were granted in connection with the Company's broad-based employee stock purchase program. These options provide for the purchase of shares of Common Stock at a price equal to the fair market value on the date of grant, become exercisable in full four years from the date of grant (provided the optionee has held certain related shares of Common Stock purchased under the program for a minimum of two years), and expire
    10 years from the date of grant unless previously exercised.

    The following table sets forth information regarding stock options exercised by the named executives during 2001 and the value of unexercised options held by the named executives as of December 31, 2001.

                    AGGREGATED OPTION EXERCISES IN 2001 AND
                         FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SHARES
                                                            UNDERLYING               VALUE OF UNEXERCISED
                        NUMBER OF                     UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                         SHARES                           FISCAL YEAR-END             FISCAL YEAR-END ($)
                       ACQUIRED ON      VALUE       ---------------------------   ---------------------------
        NAME            EXERCISE     REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----            --------     ------------   -----------   -------------   -----------   -------------
E.L. Hutton..........    346,250      $2,332,099       207,500        748,750     $         0    $ 5,831,075
J.F. Gemunder........    280,000       4,992,000     1,401,750      1,380,046      12,510,872     10,907,475
P.E. Keefe...........    135,500       1,336,226       163,250        285,250         682,203      2,102,594
D.W. Froesel, Jr.....     49,000         421,841       119,000        256,000         436,897      1,850,319
C.D. Hodges..........     62,487         823,011       194,763        222,862       1,283,522      1,636,304

PENSION PLAN

    The Company has a pension plan in which the named executives, other than Messrs. Hutton and Froesel, participate. Retirement benefits under the pension plan are calculated on the basis of the executive's earnings during the highest consecutive 60-month period during the executive's last 120 months of employment ('Final Average Compensation') and years of service. Benefits payable under the pension plan are reduced for payments under a prior Company pension plan and are partially reduced for social security benefits. The following table shows the estimated maximum annual retirement benefits payable at normal retirement (age
65) under the pension plan at selected compensation levels after various years of service. Amounts are shown on a 10-year certain and life form, after the applicable reduction for social security benefits.

                               PENSION PLAN TABLE

                                                         YEARS OF SERVICE(2)
    FINAL AVERAGE      ----------------------------------------------------------------------------------------
   COMPENSATION(1)        15             20              25              30              35              40
   ---------------        --             --              --              --              --              --
$ 500,000............  $106,524      $  142,032      $  177,540      $  213,048      $  250,548      $  288,048
  600,000............   129,024         172,032         215,040         258,048         303,048         348,048
  700,000............   151,524         202,032         252,540         303,048         355,548         408,048
  800,000............   174,024         232,032         290,040         348,048         408,048         468,048
  900,000............   196,524         262,032         327,540         393,048         460,548         528,048
 1,000,000...........   219,024         292,032         365,040         438,048         513,048         588,048
 1,300,000...........   286,524         382,032         477,540         573,048         670,548         768,048
 1,600,000...........   354,024         472,032         590,040         708,048         828,048         948,048
 1,900,000...........   421,524         562,032         702,540         843,048         985,548       1,128,048
 2,200,000...........   489,024         652,032         815,040         978,048       1,143,048       1,308,048
 2,500,000...........   556,524         742,032         927,540       1,113,048       1,300,548       1,488,048
 2,800,000...........   624,024         832,032       1,040,040       1,248,048       1,458,048       1,668,048
 3,100,000...........   691,524         922,032       1,152,540       1,383,048       1,615,548       1,848,048
 3,400,000...........   759,024       1,012,032       1,265,040       1,518,048       1,773,048       2,028,048
 3,700,000...........   826,524       1,102,032       1,377,540       1,653,048       1,930,548       2,208,048

---------

(1) For purposes of the pension plan, such compensation generally includes base salary and incentive compensation which for the named executives are set forth in the 'Salary' and 'Bonus' columns of the Summary Compensation Table as well as the value of stock awards vesting during the year. Covered compensation for 2001 for Messrs. Gemunder and Keefe and Ms. Hodges was $3,062,311, $968,789 and $702,577, respectively.

(2) As of December 31, 2001, Messrs. Gemunder and Keefe and Ms. Hodges had 38, 20 and 22 years of service, respectively.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with certain of its executive officers. Mr. Gemunder's employment agreement provides for his continued employment as President of the Company through August 3, 2007, subject to earlier termination under certain circumstances, at his base salary as last set by the Board of Directors as well as participation in incentive compensation plans, stock incentive plans and other employee benefit plans. The agreement also provides for his continued nomination as a director of the Company. In the event of termination without cause or a material reduction in authority or responsibility, the agreement provides that Mr. Gemunder will receive severance payments equal to 150% of his then-current base salary, the amount of incentive compensation most recently paid or approved in respect of the previous year and the fair market value of all stock awards which have vested during the 12 months prior to termination ('Covered Compensation') for the balance of the term of the agreement. The provisions of Ms. Hodges' employment agreement are essentially identical to those of Mr. Gemunder, except that her agreement provides for her nomination as a director, no less frequently than bi-annually. Mr. Keefe is employed under an agreement that is also essentially identical to that of Mr. Gemunder except that director nomination is not stipulated and severance payments resulting from the conditions described above would equal 100% of Covered Compensation. Mr. Froesel is employed under an agreement with a term expiring on March 3, 2005, except that the agreement automatically renews at that time for a three-year period unless advance notice of termination is given by either party. In the event the Company were to terminate Mr. Froesel's employment on account of a change of control of the Company, he would be entitled to be paid his then-current base salary and cash bonus compensation for the then remaining term of the agreement, plus an additional two-year period, subject to certain limitations specified in the agreement.

                    REPORT OF THE COMPENSATION AND INCENTIVE
                      COMMITTEE ON EXECUTIVE COMPENSATION

    The Company believes that executive compensation should be directly and materially linked to the financial and operating performance of the Company and increases in stockholder value. The Company's executive compensation program combines base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options and restricted stock awards with various benefit plans, including pension plans, savings plans and medical benefits generally available to salaried employees of the Company.

    The executive compensation program is administered through the Compensation and Incentive Committee of the Board of Directors. The membership of the Committee is comprised of outside directors (i.e., non-employees of the Company). The Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning base salary and annual cash incentive compensation for key executives of the Company, which recommendations must be approved by the full Board of Directors. The Committee also administers the Company's stock incentive plans under which it reviews and makes grants of stock options and restricted stock awards. The Committee may use, subject to the provisions of the Company's compensation plans, its discretion to set executive compensation where, in its judgment, external, internal or individual circumstances warrant.

BASE SALARY AND ANNUAL INCENTIVE OPPORTUNITY

    In determining base salary levels, the Committee considers the executive's responsibilities, experience, performance and specific issues particular to the Company. The Committee also considers the compensation practices and performances of other companies that are likely to compete with the Company for executive talent. In general, base salaries are set at levels believed by the Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation program.

    Annual incentive compensation provides a direct financial incentive to executives, in the form of an annual bonus, to achieve their business unit's and the Company's annual goals. The Committee believes that bonuses as a percent of an executive's salary should be sufficiently high to provide a major incentive for achieving annual performance targets.

    At the beginning of each fiscal year, financial and operational goals are established, which generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Non-financial measures of performance used by the Committee in determining the annual cash bonus award include organizational development, product or service expansion and strategic positioning of the Company's assets. Specific relative weights are not assigned to each performance factor, since the relative importance of each factor varies depending upon the executive's specific job responsibilities. Instead, each individual compensation decision is made on a case-by-case basis and will ultimately depend upon the judgment of the Committee. However, when fixing the annual bonus of the executive officers listed in the Summary Compensation Table (the 'named executives'), the Committee acts within the parameters provided for in the Annual Incentive Plan for Senior Executives, approved by stockholders on May 20, 1996 and re-approved on May 21, 2001. Under that plan, the amount of the annual cash bonus for 2001 was dependent on the level of the Company's pretax income, before adjustments for the cumulative effect of accounting changes, acquisition expenses related to pooling-of-interests transactions and special charges, reaching certain target levels established at the beginning of the year.

LONG-TERM INCENTIVE COMPENSATION

    The stock option and restricted stock program forms the basis of the Company's long-term incentive plan for executives. This program seeks to align executive and long-term stockholder interests by creating a strong and direct link between executive compensation and stockholder return.

    Stock options and restricted stock awards are granted annually and are generally the primary incentive for long-term performance as they are granted at or above fair market value and have vesting restrictions which generally lapse over four to seven-year periods. The Committee considers each grantee's current stock option and award holdings in making such grants. Both the amounts of restricted stock awards and the proportion of stock options increase as a function of higher salary and position of responsibility within the Company.

    For the named executives, the restricted share awards for 2001 under the 1992 Long-Term Stock Incentive Plan were dependent upon the growth of the Company's earnings per share, before the cumulative effect of accounting changes, acquisition expenses and non-recurring charges, for fiscal year 2001 meeting certain thresholds established at the beginning of the year.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) limits to $1,000,000 the amount that may be deducted by a publicly held company for compensation paid each year to each of its five most highly paid executive officers. Federal law excludes compensation from the $1,000,000 limit if it is paid under specified conditions, including that the compensation is based on performance goals determined by a committee of 'outside' directors and approved by the Company's stockholders. The Annual Incentive Plan for Senior Executive Officers, approved by stockholders on May 20, 1996 (and re-approved on May 21, 2001), and amendments to the 1992 Long-Term Stock Incentive Plan, approved by stockholders on May 19, 1997 (such amendments are being submitted for re-approval this year; see 'Re-approval of Amendments to 1992 Plan' herein), brought the plans into compliance with Section 162(m) relating to performance-based compensation. The Committee's present intention is to comply in the future with Section 162(m) unless the Committee believes that such compliance would not be in the best interests of the Company and its stockholders.

STOCK OWNERSHIP GUIDELINES

    Historically, the Company has encouraged the ownership of Company stock in a number of ways. For example, a broad group of employees, including all members of senior management, are paid a significant portion of their annual incentive compensation in the form of restricted stock. In addition, periodic stock option grants are made to key employees, including senior management. Non-employee directors of the Company are paid 50 percent of their annual retainer fees in the form of restricted stock with the option to receive all of such fees in such stock, and all directors receive annual unrestricted stock awards. All employees of the Company are provided the opportunity to own Company stock through various benefit programs such as the Company's 401(k) Plan and the Omnicare StockPlus Program, a broad-based employee stock purchase and stock option program.

    In order to further encourage executive stock ownership, the Company adopted stock ownership guidelines in February 2002 to encourage each executive to achieve and maintain an appropriate ownership stake in the Company. The ownership levels are based on a multiple of base salary, ranging from a goal of five times base salary for the President and Chief Executive Officer and from one to three and one-half times for other corporate officers. Mr. Gemunder has met the established guidelines.

Until an executive has reached his or her target ownership, he or she will be required to hold one-half of the after-tax number of shares acquired by the executive upon the exercise of stock options or the vesting of restricted stock awards.

COMPENSATION OF THE COMPANY'S PRESIDENT AND CHIEF EXECUTIVE OFFICER

    In determining Mr. Gemunder's overall compensation and each component thereof, the Committee took into consideration the report of The Hay Group, independent professional compensation consultants, and the financial measures cited above. Mr. Gemunder's salary was increased to $950,000 on July 1, 2000 from the $850,000 that had been his base salary since May 1, 1999. This increase was based on a survey performed by The Hay Group. No adjustment was made to his salary in 2001.

    In determining incentive compensation for the Company's executives, including Mr. Gemunder, the Committee reviewed the reports and recommendations of The Hay Group as well as the Company's performance particularly in view of the challenging business environment in 2001. The Company experienced strong earnings growth in 2001, the product of solid sales growth leveraged by the cost reduction and productivity enhancement initiatives implemented during the 1999-2000 period. Sales rose 9.5% to $2.2 billion and pretax income (excluding restructuring and other special charges) increased 36% to $142.9 million. Additionally, the Company continued to enhance its cash flow and maintained a healthy balance sheet in 2001. Cash flow from operations reached a record $183 million (excluding fourth quarter purchases of pharmaceuticals in advance of price increases), up 38% versus 2000. Based on the strength of its cash flow, in 2001 the Company was able to pay down $40 million of bank debt and successfully refinance its credit facilities, extending the maturity of its debt and increasing borrowing capacity. In determining Mr. Gemunder's compensation, the Committee also considered the Company's performance versus its competitors, the fact that stock-based awards in particular should provide substantial incentive to Mr. Gemunder to achieve the long-term goals of the Company, and the advice of its consultants. The Hay Group had concluded that Mr. Gemunder's overall compensation in 2001 was representative of the Company's current marketplace, strong financial performance and position, and operating environment.

    Annual performance not only drives the payout of the Annual Incentive Plan but it also is used in determining the size of the long-term incentive grant of restricted stock awards. Acknowledging the success the Company had achieved in 2001 over the financial results for 2000, the Committee recommended an overall increase in incentive compensation versus the prior year. The Committee noted that there has been a significant diminution in incentive compensation over the past several years as management dealt with difficult market conditions. The Committee noted that Mr. Gemunder's base cash bonus had declined since 1997 and that the amount he received in respect of his services for 2000 was 44.4% less than the amount he received for 1997 services. Accordingly, the Committee recommended that the cash portion of incentive compensation be increased over the prior year, while still placing a significant portion of overall incentive compensation in stock-based incentives. The Committee awarded Mr. Gemunder a base cash bonus of $1,200,000 for 2001; and, the Committee granted Mr. Gemunder 171,388 shares of restricted stock for 2001. Such shares vest over a seven-year period with a greater proportion vesting in the latter years. In addition, in 2001, as long-term compensation, Mr. Gemunder was granted options to purchase 390,000 shares of Common Stock at option prices equal to the fair market value at the date of grant.

    The Committee believes that it is key to the Company's success that it primarily motivate and reward Mr. Gemunder for increasing top and bottom line results and for implementing a financial and business strategy that will promote growth and enhance stockholder value. Accordingly, the Committee believes that in granting 2001 incentive compensation it has put in place substantial incentives that most directly align the interest of management with those of the stockholders.

Compensation and Incentive Committee:

   Sheldon Margen, M.D., Chairman
    Andrea R. Lindell, DNSc, RN
    Charles H. Erhart, Jr.

COMPENSATION AND INCENTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
    Messrs. E.L. Hutton and Gemunder, executive officers of the Company, are directors of Chemed. In addition, Mr. Erhart, a member of the Compensation and Incentive Committee, is a director of Chemed.

CERTAIN TRANSACTIONS

    The Company subleases offices from Chemed and is charged for consulting services pertaining to information systems development, the occasional use of Chemed's corporate aviation department, rent and other incidental expenses based on Chemed's cost. The Company reimburses Chemed for all such services at rates that are essentially equal to those which would have been incurred if the Company had obtained such services from other parties. During 2001, such reimbursements totaled $1.0 million.

COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total return for the last five years on a $100 investment on December 31, 1996 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the OCR Peer Group Index.

                    CUMULATIVE TOTAL STOCKHOLDER RETURN FOR
                    FIVE-YEAR PERIOD ENDED DECEMBER 31, 2001

                                [GRAPH]

                                                                DECEMBER 31,
                                           ------------------------------------------------------
                                           1996    1997      1998      1999      2000      2001
                                           ----    ----      ----      ----      ----      ----
Omnicare, Inc. ..........................  $100   $ 96.74   $108.71   $ 37.76   $ 68.51   $ 79.15
S&P 500..................................   100    133.36    171.48    207.56    188.66    166.24
OCR Peer Group...........................   100    124.73    102.66     45.07     62.55     75.54

    The OCR Peer Group Index includes the following companies: Alterra Healthcare Corp., Beverly Enterprises Inc., Genesis Health Ventures Inc., Manor Care Inc., NCS Healthcare Inc., Parexel International Corp., Pharmaceutical Product Development Inc., PSS World Medical Inc., and Sunrise Assisted Living Inc. In constructing the OCR Peer Group Index for 2001, the Company has eliminated Bergen Brunswig Corp. because that company ceased to trade publicly during 2001 as a result of its merger with AmeriSource Health Corporation. The total return calculations reflected in the foregoing graph were performed by Standard & Poor's Compustat Services, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of December 31, 2001, with respect to the only person known to the Company to beneficially own more than 5% of the shares of its Common Stock:

                                                              NUMBER OF SHARES
                          NAME AND                               AND NATURE
                         ADDRESS OF                            OF BENEFICIAL     PERCENT OF
                      BENEFICIAL OWNER                          OWNERSHIP(A)      CLASS(A)
                      ----------------                          ------------      --------
T. Rowe Price Associates, Inc.  ............................     11,992,012(b)      12.8%
  100 E. Pratt Street
  Baltimore, MD 21202

                                                        (footnotes on next page)

(footnotes from previous page)

 (a) Under applicable Securities and Exchange Commission regulations, shares are treated as 'beneficially owned' if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of December 31, 2001. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating 'Percent of Class' for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

 (b) T. Rowe Price Associates, Inc. ('Price Associates') is an investment adviser that has sole dispositive power with respect to 11,891,000 of the listed shares and sole voting power with respect to 1,941,912 of the shares and neither shared voting nor shared dispositive power with respect to any of the shares. These securities are owned by various individual and institutional investors including T. Rowe Price Mid-Cap Growth Fund, Inc. (which owns 4,900,000 shares, representing 5.2% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
                              -------------------

    The following table sets forth information as of March 25, 2002, with respect to the shares of Common Stock beneficially owned by each of the nominees and directors, each of the named executives, and all directors and executive officers of the Company as a group:

                                                              NUMBER OF SHARES
                                                               AND NATURE OF     PERCENT OF
                    INDIVIDUAL OR GROUP                          OWNERSHIP       CLASS(A)(B)
                    -------------------                          ---------       -----------
E.L. Hutton.................................................       546,737(c)
                                                                   271,250(d)
                                                                     4,408(e)
J.F. Gemunder...............................................     1,172,611(c)        2.8%
                                                                 1,483,000(d)
                                                                    14,963(f)
T.E. Bien...................................................       157,562(c)
                                                                    69,000(d)
C.H. Erhart, Jr. ...........................................        29,007(c)
D.W. Froesel, Jr. ..........................................       201,813(c)
                                                                   140,250(d)
C.D. Hodges.................................................       288,325(c)
                                                                   212,263(d)
P.E. Keefe..................................................       269,343(c)
                                                                   188,250(d)
S.E. Laney..................................................        72,540(c)
                                                                    67,210(d)
A.R. Lindell, DNSc, RN......................................         4,632(c)
S. Margen, M.D. ............................................        22,499(c)
K.J. McNamara...............................................        11,754(c)
J.H. Timoney................................................         9,342(c)
All directors, nominees, and executive officers as a group       2,794,956(c)        5.4%
  (13 persons)..............................................     2,453,473(d)
                                                                     4,408(e)
                                                                    14,963(f)

---------

 (a) Under applicable Securities and Exchange Commission regulations, shares are treated as 'beneficially owned' if a person has or shares voting or dispositive power with respect to those shares or has a right to acquire the shares within 60 days of March 25, 2002. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating 'Percent of Class' for a person, shares which may be acquired within such 60-day period are treated as owned by the person and as outstanding shares.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (b) Percent of Class is not shown if less than 1%.

 (c) Shares held in individual capacity (or together with a member of his or her household) as to which such person has voting and dispositive powers (and includes shares allocated as of December 31, 2001, to the account of each named person or member of the group under the Company's Employees' Savings and Investment Plan and its Employee Stock Ownership Plan).

 (d) Shares subject to outstanding options exercisable within 60 days from March 25, 2002.

 (e) Mr. E.L. Hutton is a trustee of the E.L. Hutton Foundation, which holds 4,408 shares of Common Stock over which he holds both voting and dispositive powers.

 (f) Mr. Gemunder is a trustee of the Joel F. Gemunder Foundation, which holds 14,963 shares of Common Stock over which he holds both voting and dispositive powers.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended, persons deemed to be executive officers of the Company, directors of the Company, and beneficial owners of more than 10% of the Common Stock are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during 2001 all such persons complied with these filing requirements. In making these statements, the Company has relied upon the facts of which it is specifically aware and, in the case of its directors and officers, upon their written representations.

                     RE-APPROVAL OF AMENDMENTS TO 1992 PLAN

    The Board of Directors of the Company normally seeks to implement compensation programs in a manner which maximizes the deductibility for federal income taxes of compensation paid by the Company. Accordingly, in 1997 the Board and stockholders approved certain amendments to the 1992 Long-Term Stock Incentive Plan (the 'Plan'). The amendments were intended to ensure that awards under the Plan to executives listed in the Summary Compensation Table ('Named Officers') would be tax deductible as 'performance-based compensation' under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code').

    For stock awards to the Named Officers to qualify as performance-based compensation under the Code, the issuance or retention of the award must be contingent on the achievement of certain performance objectives. In addition, the Code requires that the performance objectives previously added to the Plan by amendment (the 'Amendments') be approved by stockholders every five years. At the meeting, stockholders are being asked to re-approve the performance objectives applicable to stock awards which were set forth in the Amendments which were originally adopted in 1997. No changes are being made in the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RE-APPROVAL OF THE PERFORMANCE OBJECTIVES CONTAINED IN THE PLAN BY ADOPTING THE FOLLOWING
RESOLUTION:

        RESOLVED, that the 'Performance Objectives' at Section 2 of the 1992 Long-Term Stock Incentive Plan be, and the same are hereby, approved.

    Adoption of the resolution requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the meeting.

    A copy of the Plan is included as Appendix A to this proxy statement. The performance objectives contained in the Plan are discussed in the following section.

EXPLANATION OF PERFORMANCE-BASED STOCK AWARDS AND PERFORMANCE OBJECTIVES

    Under Section 162(m) of the Code, the amount which the Company may deduct on its tax returns for compensation paid to Named Officers in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as 'performance-based compensation' is not subject to the $1 million deduction limit. In order for compensation to qualify as 'performance-based' for this purpose, it must meet certain conditions, one of which is that the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by stockholders, and thereafter approved every five years that the Plan continues in effect.

    The Compensation and Incentive Committee of the Board may make stock awards under the Plan to key employees. When stock awards are made to persons who are executive officers of the Company and whose annual incentive compensation for any taxable year of the Company may not be deductible by the Company in whole or in part unless the incentive compensation qualifies as 'performance-based' under
Section 162(m), the Committee will normally grant the stock award in a manner which would qualify it as 'performance-based' compensation. Based on this standard, six persons, including the Named Officers, received 'performance-based' stock awards with respect to fiscal 2001.

    Under the Plan, the Committee determines the amount of the compensation subject to their award, selects the performance criteria and the performance goals for each year, and administers and interprets the Plan. No later than 90 days after the commencement of each year, the Committee will select the persons who will participate in the Plan in such year and establish in writing the performance goals for that year as well as the amount of the award which each such participant will receive in shares if such performance goals are attained in whole or in part. The performance criteria will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. The maximum amount of compensation that may be paid under the Plan as stock awards to any participant for any year is 500,000 shares of Common Stock (or the equivalent amount of cash). The Committee retains discretion to reduce an award at any time before it is paid.

    The performance objectives on which the issuance or retention of shares under stock awards may be made contingent by the Committee may be based on the fair market value or book value of Common Stock or on any of the following other business criteria, on either a consolidated or business unit or divisional level, as the Committee may determine: level of sales, earnings per share, income before income taxes and the cumulative effect of accounting changes, income before the cumulative effect of accounting changes, net income, net worth, return on total assets, return on net assets, return on equity, return on capital employed, total stockholder return, market valuation, and completion of acquisitions.

    The foregoing terms shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: discontinued operations; extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); changes in the statutory corporate Federal, state and local tax rates; expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures.

    The performance objectives that were established by the Committee for 2001 were based on consolidated income before income taxes, the cumulative effect of accounting changes, acquisition expenses and non-recurring charges.

    Awards may be paid under the Plan for any year only if and to the extent the stock awards are earned on account of the attainment of the performance goals applicable to such year and the participant is continuously employed throughout such year. Unless the Committee provides otherwise, all payments pursuant to the Plan are to be made in stock when the Committee certifies that the performance goals for the year have been satisfied.

    For services in 2001, the Company issued the following shares to Named Officers as stock awards under the Plan. These shares were issued as restricted shares which vest over seven years with a greater portion vesting in the latter years.

                                                               NUMBER
                                                              OF SHARES
                                                              ---------
E.L. Hutton.................................................    79,981
J.F. Gemunder...............................................   171,388
P.E. Keefe..................................................    47,262
D.W. Froesel, Jr. ..........................................    40,510
C.D. Hodges.................................................    36,314
All executive officers a group..............................   401,968

    Payment of 'performance-based' stock awards under the Plan relating to services to be performed in calendar year 2002 and future years is contingent on stockholder re-approval of the performance objectives contained in the Plan. If such approval is not obtained, no such awards will be paid, although other incentive awards may be paid at the discretion of the Committee.

SUMMARY OF THE GENERAL PROVISIONS OF THE PLAN

    Eligibility: The persons who are eligible to be selected to participate in the Plan are employees of the Company or a subsidiary who, in the opinion of the Committee, can contribute significantly to the growth and successful operations of the Company or a subsidiary. It is estimated that approximately 200 persons are eligible to be selected to participate.

    Administration: The Plan is administered by a Committee consisting of at least three directors designated by the Board of Directors of the Company. Committee members must be outside directors within the meaning of Section 162(m). The Committee selects participants from among those persons eligible, determines the type, size and time of grant of stock incentive awards, determines the terms and conditions of awards, subject to the terms and conditions of the Plan, and makes all other determinations necessary or advisable for the administration of the Plan.

    Limitation on Available Shares: The number of shares of Common Stock that may be subject to stock incentives granted under the Plan may not on any given date exceed that number of shares equal to (i) 5% of the Company's issued and outstanding Common Stock as of the preceding December 31 reduced by (ii) the total number of stock incentives granted under the Plan at any time during the then-current calendar year and during the immediately preceding two calendar years (the 'Granting Period') increased by (iii) the total number of shares covered by previously granted stock incentives forfeited during the Granting Period.

    Types of Awards: Stock incentives which may be issued under the Plan consist of stock options, SARs, stock awards or any combination of the foregoing.

        Stock Awards: Described above.

        Stock Options: A stock incentive in the form of a stock option provides for the purchase of shares of Common Stock in the future at an option price per share which may not be less than 100% of the fair market value of the shares covered thereby on the date the stock option is granted. Options may be granted for such lawful consideration as the Committee may determine. Each option shall be exercisable in full or in part six months after the date the option is granted, or may become exercisable in one or more installments and at such later time or times, as the Committee shall determine. All stock options granted under the Plan expire within 11 years from the date of grant (or 10 years, in the case of incentive options).

        Stock Appreciation Rights: A SAR entitles the holder to receive from the Company cash, shares of Common Stock, or a combination of cash and such shares having an aggregate value equal to the excess of the fair market value of one share of Common Stock on the date of exercise of the SAR over the fair market value of one such share on the date of grant of the SAR. Each SAR shall be exercisable in full or in part six months after the date it is granted, or may become exercisable in one or more installments and at such later time or times, as the Committee specifies. All SARs that may be granted under the Plan expire within 10 years from the date of grant.

    Change of Control: Notwithstanding any vesting schedule or other limitation contained in any stock incentives granted under the Plan, if a change of control of the Company occurs, any outstanding stock incentives under the Plan will immediately vest or immediately become exercisable in full without regard to such vesting schedules or other limitations. A change of control is defined to have occurred if (i) any person (individual, entity or group) becomes the beneficial owner of securities of the Company representing 15% or more of the combined voting power of the Company's then-outstanding securities; (ii) there is a merger or consolidation involving the Company and stockholders of the Company immediately before the effective date of the transaction own less than 50% of the surviving entity in the transaction; (iii) the sale or other disposition of all or substantially all of the assets of the Company or a complete liquidation or dissolution of the Company; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

    Plan Amendments: The Board of Directors, upon recommendation of the Committee, may amend the Plan, subject to stockholder approval in the case of specified amendments. The Plan may be discontinued at any time by the Board of Directors.

    Term of the Plan: The Plan shall remain in effect until such time as it is terminated by the Board of Directors of the Company.

    Certain Federal Income Tax Consequences Applicable to Stock Awards: An employee who receives cash or shares of Common Stock pursuant to a stock award will generally recognize ordinary income equal to the sum of the cash and the fair market value of the shares received, and the Company will generally be entitled to a corresponding deduction from its income. However, an employee who pursuant to a stock award receives Common Stock that is restricted as to transferability and subject to a substantial risk of forfeiture, will not recognize taxable income at the time the stock is issued unless the employee makes a special election in accordance with applicable Treasury regulations to be taxed (at ordinary income rates) on the fair market value of the shares at that time (with fair market value determined for this purpose without regard to any restrictions other than restrictions, if any, which by their terms will never lapse), in which case the Company would be entitled to a deduction at the same time equal to the amount of income realized by the employee but would not be entitled to deduct any dividends thereafter paid on the shares. Absent such an election, an employee who has been awarded such restricted stock will not recognize taxable income until the shares become transferable or cease to be subject to a substantial risk of forfeiture, at which time the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of the shares at that time over the amount (if any) paid by the recipient for the shares. Dividends paid to the recipient on the restricted shares prior to that time will be ordinary compensation income to the recipient and deductible by the Company.

                   REPORT OF THE AUDIT COMMITTEE OF THE BOARD

    The Audit Committee is comprised of four members of the Company's Board of Directors. Each member of the Audit Committee is independent as 'independence' is defined at Sections 303.01(B)(2)(a) and (B)(3) of the New York Stock Exchange's listing standards. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on May 15, 2000. The Audit Committee, among other things, recommends to the Board of Directors (i) that the audited financial statements be included in the Company's Annual Report on Form 10-K and (ii) the selection of the independent accountants' to audit the books and records of the Company.

    The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the year ended December 31, 2001 with the Company's management and with the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and
(iii) received and discussed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees). Based on such review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the U.S. Securities and Exchange Commission.

The Audit Committee:

   Charles H. Erhart, Jr.
    Sandra E. Laney
    Andrea R. Lindell, DNSc, RN
    John H. Timoney

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2002. The Board engaged PricewaterhouseCoopers LLP to audit Omnicare's consolidated financial statements and to perform certain other non-audit services.

    Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services required for the audit of the Company's audited consolidated financial statements for fiscal 2001 and the reviews of the interim consolidated financial statements included in the Company's Forms 10-Q for that year were approximately $0.7 million.

    All Other Fees. The aggregate fees billed for additional services rendered by PricewaterhouseCoopers LLP in fiscal 2001, other than the services described above, were approximately $1.8 million (none of which was for financial information systems design or implementation), primarily for the following professional services (in millions):

Audit-related services(a)...................................  $1.6
Other(b)....................................................  $0.2

---------

 (a) Audit-related fees include fees for issuance of consents and comfort letters in connection with SEC filings, audits of the Company's employee benefit plans, agreed-upon procedures for deferred payments related to acquisitions and financial due diligence.

 (b) Other fees include services provided by PricewaterhouseCoopers LLP's Transaction Services group.

                              -------------------

    In engaging PricewaterhouseCoopers LLP for these additional services, management considered whether the provision of these services was compatible with maintaining PricewaterhouseCoopers' independence.

    PricewaterhouseCoopers LLP (and its predecessor) has acted as independent accountants for the Company and its consolidated subsidiaries since 1981. Although the submission of this matter to the stockholders is not required by law or the By-Laws of the Company, the selection of PricewaterhouseCoopers LLP will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting is necessary to ratify the selection of PricewaterhouseCoopers LLP. If the selection is not ratified at the meeting, the Board of Directors will reconsider its selection of independent accountants.

    It is expected that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to questions raised at the meeting.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

                             STOCKHOLDER PROPOSALS

    Any stockholder proposal intended to be considered for inclusion in the proxy materials for presentation at the 2003 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company not later than December 11, 2002. If any stockholder who intends to propose any other matter to be acted on at the 2003 Annual Meeting of Stockholders does not inform the Company of such matter by February 24, 2003, the persons named as proxies for the 2003 Annual Meeting of Stockholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

                                 OTHER MATTERS

    As of February 24, 2002, the Company did not know of any other matter, which will be presented for consideration at the Annual Meeting. However, if any other matter should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

                            EXPENSES OF SOLICITATION

    The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone or by telegram from some stockholders, if such proxies are not promptly received. The Company also expects to retain D. F. King & Co., Inc., a proxy-soliciting firm, to assist in the solicitation of such proxies at a cost that will not exceed $7,500 plus reasonable expenses.

                                         By Order of the Board of Directors
                                                 Cheryl D. Hodges
                                                 Secretary

April 10, 2002

                                                                      APPENDIX A

                                 OMNICARE, INC.
                      1992 LONG-TERM STOCK INCENTIVE PLAN

    1. PURPOSES: The purposes of this Plan are (a) to secure for the Company the benefits of incentives inherent in ownership of Common Stock by Key Employees,
(b) to encourage Key Employees to increase their interest in the future growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by Key Employees, (c) to further the identity of interest of those who hold positions of major responsibility in the Company and its Subsidiaries with the interests of the Company's stockholders, (d) to induce the employment or continued employment of Key Employees and (e) to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent executives.

    2. DEFINITIONS: Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this section 2.

    Board of Directors: The Board of Directors of the Company.

    Change of Control: The occurrence of one of the following events: (i) any Person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Corporation's then outstanding securities; (ii) the merger or consolidation of the Company with or into another entity (or other similar reorganization), whether or not the Company is the surviving corporation, in which the stockholders of the Company immediately prior to the effective date of such transaction own less than 50% of the voting power in the surviving entity; (iii) the sale or other disposition of all or substantially all of the assets of the Company or a complete liquidation or dissolution of the Company; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

    For purposes of this definition, a 'Person' shall mean any individual, firm, company, partnership, other entity or group, but excluding the Company, its affiliates, any employee benefit plan maintained by the Company, or an underwriter temporarily holding securities pursuant to an offering of such securities.

    For purposes of this definition, a Person shall be deemed the 'beneficial owner' of any securities (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such Person or any of its Affiliates or Associates, has directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities.

    For purposes of this definition, the terms 'Affiliate' or 'Associate' shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on May 17, 1999.

    Code: The Internal Revenue Code of 1986, as amended and from time to time in effect. References in the Plan to any section of the Code also shall be deemed to refer to any related Treasury regulations, whether proposed, temporary or final.

    Common Stock: The Common Stock of the Company, par value $1.00 per share.

    Company: Omnicare, Inc., a Delaware corporation.

    Fair Market Value: As applied to any date, the mean between the high and low sales prices of a share of Common Stock on the principal stock exchange on which the Common Stock is listed, or, if it is not so listed, the mean between the bid and the ask prices of a share of Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System on such date or if no such sales or prices were made or quoted on such date, on the next preceding date on which there were sales or quotes of Common Stock on such exchange or market, as the case may be; provided, however, that, if the Common Stock is not so listed or quoted, Fair Market Value shall be determined in accordance with the method approved by the Board of Directors, and, provided further, if any of the foregoing methods of determining Fair Market Value shall not be consistent with the regulations of the Secretary of the Treasury or his delegate at the time applicable to a Stock Incentive of the type involved, Fair Market Value in the case of such Stock Incentive shall be determined in accordance with such regulations and shall mean the value as so determined.

    Incentive Committee: The Incentive Committee designated to administer this Plan pursuant to the provisions of section 12.

    Incentive Compensation: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or discretionary or required to be paid pursuant to an agreement, resolution or arrangement, and whether payable currently, or on a deferred basis, in cash, Common Stock or other property, awarded by the Company or a Subsidiary prior or subsequent to the date of the approval and adoption of this Plan by the stockholders of the Company (including, without limitation, incentive compensation awarded under section 8.05 or any successor provision of the By-Laws of the Company).

    Incentive Option: An option granted under this Plan which is designated to be an incentive stock option under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended; and any provisions elsewhere in this Plan or in any such Incentive Option which would prevent such option from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such option, by action of the Incentive Committee.

    Key Employee: An employee of the Company or of a Subsidiary who in the opinion of the Incentive Committee can contribute significantly to the growth and successful operations of the Company or a Subsidiary. The recommendation of the grant of a Stock Incentive to an employee by the Incentive Committee shall be deemed a determination by the Incentive Committee that such employee is a Key Employee. For the purposes of this Plan, a director or officer of the Company or of a Subsidiary shall be deemed an employee regardless of whether or not such director or officer is on the payroll of, or is otherwise paid for services by, the Company or a Subsidiary.

    Nonqualified Option: An option granted under this Plan which is not an incentive stock option under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended; and which is exercisable even though there is outstanding an Incentive Option which was granted before the granting of the Non-Qualified Option to the same participant. Such Non-Qualified Option shall not be affected by any actions taken retroactively as provided above with respect to Incentive Options.

    Option: An option to purchase shares of Common Stock.

    Performance Objectives: Stated criteria which may, but need not be, set forth in a Stock Incentive at the discretion of the Incentive Committee, the successful attainment of which is specified in the Stock Incentive as a condition precedent to the issuance, transfer or retention of some or all of the shares of Common Stock covered by the Stock Incentive. Performance Objectives shall be based on (a) the Fair Market Value or book value of Common Stock, (b) any of the following, on either a consolidated or business unit or divisional level, as the Incentive Committee may determine: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, net worth, return on total assets, return on net assets, return on equity, return on capital employed, total stockholder return, market valuation, and completion of acquisitions, or (c) a combination of any two or more of the business criteria set forth in (a) and/or (b). The foregoing business criteria shall have any reasonable definitions that the Incentive Committee may specify, which may include or exclude any or all of the following items, as the Incentive Committee may specify: discontinued operations; extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); changes in the statutory corporate Federal, state and local tax rates; expenses for restructuring or productivity initiatives; non-operating items; acquisitions expenses (e.g., pooling of interests); and effects of divestitures.

    Plan: The 1992 Long-Term Stock Incentive Plan herein set forth as the same may from time to time be amended.

    Reload Feature: A provision which the Incentive Committee may, but shall not be required to include in any Option granted under this Plan to the effect that at such time as the Option is exercised, the optionee shall automatically be granted a new Option pursuant hereto to purchase a number of shares equal to the number of shares purchased pursuant to the exercise or the number of shares utilized by the optionee to pay the option exercise price and/or the federal, state or local income tax to be withheld with respect to the exercise, or any fraction, multiple or combination thereof as the Incentive Committee may determine.

    Stock Appreciation Right (SAR): A right to receive cash, shares of Common Stock, or a combination thereof, as the case may be, having an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise of such right over the Fair Market Value of one such share on the date of grant of such right.

    Stock Award: An issuance or transfer of shares of Common Stock at the time the Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future.

    Stock Incentive: A stock incentive granted under this Plan in one of the forms provided for in section 3.

    Subsidiary: A company or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

    3. GRANTS OF STOCK INCENTIVES:

        (a) Subject to the provisions of this Plan, the Incentive Committee may at any time, or from time to time, grant Stock Incentives under this Plan to, and only to, Key Employees. Directors shall also be entitled to automatic grants of Stock Awards under section 5(f).

        (b) Stock Incentives may be granted in the following forms:

           (i) a Stock Award, or

           (ii) an Option, or

           (iii) a SAR, or

           (iv) a combination of a Stock Award, an Option and/or a SAR.

        (c) Stock Incentives contingently granted prior to the approval of this Plan by the Company's stockholders but subject to such approval shall be deemed to be granted hereunder as of the date of such stockholder approval.

    4. STOCK SUBJECT TO THIS PLAN:

    The total number of shares of Common Stock subject to Stock Incentives granted under this Plan shall not, on any given date during the term of this Plan (Determination Date), exceed that number of shares equal to (i) 5% of the Company's issued and outstanding Common Stock as of the close of business on the December 31 immediately preceding the Determination Date, reduced by (ii) the total number of shares that were issued or designated for issuance pursuant to Stock Incentives granted under the Plan at any time during the then-current calendar year to date or during the immediately preceding two calendar years (Granting Period), increased by (iii) the total number of shares covered by previously granted Stock Incentives forfeited during the Granting Period. For purposes of this Section 4, if any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred and shall cease to be issuable or transferable because of the termination, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company or a Subsidiary because of an employee's failure to comply with the terms and conditions of a Stock Incentive, then such shares shall constitute forfeited shares. The maximum number of shares of Common Stock with respect to which Options or SARs may be granted to any Key Employee during any calendar year shall be 1.5 million shares of Common Stock. The maximum amount of compensation that may be paid to any Key Employee pursuant to Stock Awards granted in any calendar year shall be 500,000 shares of Common Stock (or the equivalent amount of cash), including any dividends thereon. Shares of Common Stock which may be issued pursuant to Stock Incentives granted under this Plan may be either authorized but unissued shares or shares held in the Company's treasury, or any combination thereof.

    5. STOCK AWARDS: Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

        (a) A Stock Award shall be granted for such lawful consideration as the Incentive Committee may determine.

        (b) For the purposes of this Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued or transferred to the Key Employee and whether or not such shares are subject to restrictions which affect their value.

        (c) Shares of Common Stock subject to a Stock Award may be issued or transferred to the Key Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Incentive Committee shall determine. In the event that any such issuance or transfer shall not be made to the Key Employee at the time the Stock Award is granted, the Incentive Committee may provide for payment to such Key Employee, either in cash or in shares of Common Stock from time to time or at the time or times such shares shall be issued or transferred to such Key Employee, of amounts not exceeding the dividends which would have been payable to such Key Employee in respect of such shares (as adjusted under section 9) if they had been issued or transferred to such Key Employee at the time such Stock Award was granted. Any amount payable in shares of Common Stock under the terms of a Stock Award may, at the discretion of the Company, be paid in cash, on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

        (d) A Stock Award shall be subject to such terms and conditions, including, without limitation, restrictions on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Incentive Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. The Incentive Committee may, in its sole discretion, but shall not be required to, specify in any Stock Award that the issuance, transfer and/or retention of some or all of the shares of Common Stock covered by the Stock Award shall be subject to the attainment of Performance Objectives. Any such Stock Award may (but need not) be granted in a manner which qualifies as performance-based compensation under Section 162(m)(4)(C) of the Code. Each Stock Award shall be evidenced by a written instrument in such form as the Incentive Committee shall determine, provided such written instrument is consistent with this Plan and incorporates it by reference.

        (e) In the event the holder of shares of Common Stock subject to a Stock Award dies prior to the time such shares are no longer subject to forfeiture pursuant to the terms of the Stock Award, the estate of such holder may retain such shares subject to the restrictions set forth in the Stock Award.

        (f) Each director holding office immediately following the Company's annual meeting of stockholders each year commencing in 1992 shall automatically receive a nondiscretionary, unrestricted Stock Award of 400 shares (Nondiscretionary Award).

    6. OPTIONS: Stock Incentives in the form of Options shall be subject to the following provisions:

        (a) Upon the exercise of an Option, the purchase price shall be paid in cash or, unless otherwise provided by the Incentive Committee (and subject to such terms and conditions as are specified in the Option or by the Incentive Committee), in shares of Common Stock delivered to the Company by the optionee or by the withholding of shares issuable upon exercise of the Option or in a combination of such payment methods. Shares of Common Stock thus delivered or withheld shall be valued at their Fair Market Value on the date of the exercise. The purchase price per share shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

        (b) Each Option shall be exercisable in full or in part not less than six months after the date the Option is granted, or may become exercisable in one or more installments at such later time or times as the Incentive Committee shall determine. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option. Any term or provision in any outstanding Option specifying that the Option not be immediately exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Incentive Committee, provided, however, no such modifications of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to him.

        (c) An Option, to the extent that it shall not have been exercised, shall terminate when the optionee ceases to be an employee of the Company or a Subsidiary, unless he ceases to be an employee because of his resignation with the consent of the Incentive Committee (which consent may be given before or after resignation), or by reason of his death, incapacity or retirement under a retirement plan of the Company or a Subsidiary. Except as provided in the next sentence, if the optionee ceases to be an employee by reason of such resignation, the Option shall terminate three months after he ceases to be an employee. If the optionee ceases to be an employee by reason of such death, incapacity or retirement, or if he should die during the three-month period referred to in the preceding sentence, the Option shall terminate 15 months after he ceases to be an employee. Where an Option is exercised more than three months after the optionee ceased to be an employee, the Option may be exercised only to the extent it could have been exercised on the date three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Incentive Committee, be deemed a termination of employment within the meaning of this paragraph (c); provided, however, that an Option may not be exercised during any such leave of absence. Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed 11 years. Where an Option is granted for a term of less than 11 years, the Incentive Committee may, at any time prior to the expiration of the Option, extend its terms for a period ending not later than 11 years from the date the Option was granted. Such an extension shall not be deemed the grant of an Option under this Plan.

        (d) Options shall be granted for such lawful consideration as the Incentive Committee shall determine.

        (e) Neither the Company nor any Subsidiary may directly or indirectly lend any money to any person for the purpose of assisting him to purchase or carry shares of Common Stock issued or transferred upon the exercise of an Option.

        (f) No option nor any right thereunder may be assigned or transferred by the optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974), provided, however, the Incentive Committee may by written action permit any holder of a Nonqualified Option, either before or after the time of grant, to transfer a Nonqualified Option during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family, or to a partnership or partnerships of members of his family, provided that such transfer would not result in the loss of any exemption under Rule 16b-3 for any option granted under any plan of the Company. The transferee of a Nonqualified Option shall be subject to all restrictions, terms and conditions applicable to the Nonqualified Option prior to its transfer. The Incentive Committee may impose on any transferable Nonqualified Option and on the shares of Common Stock to be issued upon the exercise of a Nonqualified Option such limitations and conditions as the Committee deems appropriate. If so provided in the Option or if so authorized by the Incentive Committee and subject to such terms and conditions as are specified in the Option or by the Incentive Committee, the Company shall have the right, upon or without the request of the holder of the Option and at any time or from time to time, to cancel all or a portion of the Option then subject to exercise and either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so cancelled over the aggregate purchase price of such shares, or (ii) issue or transfer shares of Common Stock to the holder with a Fair Market Value, at such time or times, equal to such excess.

        (g) Each Option shall be evidenced by a written instrument, which shall contain such terms and conditions (including, without limitation, Performance Objectives and/or a Reload Feature), and shall be in such form, as the Incentive Committee may determine, provided the Option is consistent with this Plan and incorporates it by reference. Notwithstanding the preceding sentence, an Option if so recommended by the Incentive Committee, may include restrictions and limitations in addition to those provided for in this Plan.

        (h) Any federal, state or local withholding taxes payable by an optionee upon the exercise of an Option shall be paid in cash or, unless otherwise provided by the Incentive Committee, by the surrender of shares of Common Stock or the withholding of shares of Common Stock to be issued to the optionee, or in any combination thereof, or in such other form as the Incentive Committee may authorize from time to time. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date they are surrendered to the Company or authorized to be withheld.

        (i) Options may be either Incentive Options or Nonqualified Options at the discretion of the Incentive Committee. Options not otherwise designated shall be Nonqualified Options. Notwithstanding any other provisions herein, the following provisions shall apply to Incentive Options: (i) the exercise price of any Incentive Option granted to any person who on the date of grant owns (within the meaning of Section 425(d) of the Internal Revenue Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary shall not be less than 110% of the Fair Market Value of the stock on the date of grant; (ii) the maximum term of any Incentive Option granted hereunder shall be 10 years, except that the maximum term of any Incentive Option granted to a person described in section 6(i)(i) above shall be five years; (iii) no Incentive Option may be granted subsequent to the tenth anniversary of the date of stockholder approval of this Plan; (iv) Incentive Options may only be granted to persons who are employees of the Company or any Subsidiary within the meaning of the Internal Revenue Code; and (v) Incentive Options may not be granted with respect to more than an aggregate of 500,000 shares of Common Stock under this Plan.

        (j) Notwithstanding any limitation with respect to the vesting or exercisability of Options imposed by the Plan or set forth in a written agreement evidencing an Option, in the event that, on or after July 1, 1999, an optionee's employment with the Company or a Subsidiary is terminated due to his death or disability, or is otherwise terminated by the Company or a Subsidiary for reasons other than for cause, all outstanding Options held by the optionee shall become immediately exercisable in full. As used in this Plan, (i) 'disability' shall mean a bodily injury or mental or physical disease which would permanently prevent the optionee from performing the customary duties of his regular position with the Company or Subsidiary and
    (ii) 'cause' shall mean embezzlement or misappropriation of corporate funds, commission of a felony, misconduct resulting in material injury to the Company or any Subsidiary, significant activities harmful to the reputation of the Company or any Subsidiary, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the optionee, or a significant violation of any contractual obligation to the Company or any Subsidiary. Notwithstanding the foregoing, in the event an optionee is party to an employment (or similar) agreement with the Company or any Subsidiary that defines the term 'disability' and/or 'cause', such definition shall apply for purposes of the Plan. The Board of Directors shall have the power to determine the date on which a termination of employment occurs and whether the optionee has been terminated due to disability or for cause. Any such determination shall be final, conclusive and binding upon the optionee.

    7. STOCK APPRECIATION RIGHTS: Stock Incentives in the form of Stock Appreciation Rights (SARs) shall be subject to the following provisions:

        (a) Each SAR shall be evidenced by a written instrument (the SAR Agreement) specifying the number of shares of Common Stock to which it relates and containing such other terms and conditions (which may, but need not, include Performance Objectives), and shall be in such form as the Incentive Committee may determine, provided the SAR is consistent with this Plan and incorporates it by reference.

        (b) Each SAR Agreement shall specify the period during which the pertinent SAR(s) may be exercised and shall provide that the SAR(s) shall expire at the end of such period (or periods); provided that such expiration date shall not be later than 10 years from the date of grant thereof. Except as otherwise provided herein, any SAR must be exercised during the period of the holder's employment with the Company. Each SAR may be exercisable in full or in part six months after the date the SAR is granted, or may become exercisable in one or more installments at such later time or times as the Incentive Committee shall determine. Unless otherwise provided in the SAR Agreement, a SAR, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the SAR. Any term or provisions in any outstanding SAR specifying that the SAR not be immediately exercisable or that it is to be exercisable in installments may be modified at any time during the life of the SAR by the Incentive Committee, provided, however, no such modifications of any outstanding SAR shall, without the consent of the grantee adversely affect any SAR theretofore granted to him.

        (c) Each SAR shall be exercisable during the life of the grantee only by him and, after his death, only by his estate or by a person who acquired the right to exercise the SAR by will or the laws of descent and distribution. A SAR, to the extent that it shall not have been exercised, shall terminate when the grantee ceases to be an employee of the Company or a Subsidiary, unless he ceases to be an employee because of his resignation with the consent of the Incentive Committee (which consent may be given before or after resignation), or by reason of his death, incapacity or retirement under a retirement plan of the Company or a Subsidiary. Except as provided in the next sentence, if the grantee ceases to be an employee by reason of such resignation, the SAR shall terminate three months after he ceases to be an employee. If the grantee ceases to be an employee by reason of such death, incapacity or retirement, or if he should die during the three-month period referred to in the preceding sentence, the SAR shall terminate 15 months after he ceases to be an employee. Where a SAR is exercised more than three months after the grantee ceased to be an employee the SAR may be exercised only to the extent it could have been exercised on the date three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Incentive Committee, be deemed a termination of employment within the meaning of this paragraph (c); provided, however, that a SAR may not be exercised during any such leave of absence.

        (d) No SAR may be assigned or transferred by the grantee except by will or the laws of descent and distribution.

        (e) If the form of consideration to be received upon exercise of the SAR is not specified in the agreement governing the SAR, upon the exercise thereof, the holder may request the form of consideration he wishes to receive in satisfaction of such SAR, which may be in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or in cash, or partly in cash and partly in shares of Common Stock, as the holder shall request; provided, however, that the Incentive Committee, in its sole discretion, may consent to or disapprove any request of the grantee to receive cash in full or partial settlement of such SAR.

        (f) Any federal, state or local withholding taxes payable by the grantee upon the exercise of a SAR shall be paid in cash or, unless otherwise provided by the Incentive Committee, by the surrender of shares of Common Stock in the case of a SAR to be paid in the form of Common Stock, or by the withholding of shares of Common Stock to be issued to the grantee, or in any combination thereof, or in such other form as the Incentive Committee may authorize from time to time. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date they are surrendered to the Company or authorized to be withheld.

    8. COMBINATIONS OF STOCK AWARDS AND OPTIONS: Stock Incentives authorized by paragraph (b)(iv) of section 3 in the form of combinations of Stock Awards, Options and/or SAR's shall be subject to the following provisions:

        (a) A Stock Incentive may be a combination of any form of Stock Award with any form of Option and/or with any form of SAR; provided, however, that the terms and conditions of such Stock Incentive pertaining to a Stock Award are consistent with section 5, the terms and conditions of such Stock Incentive pertaining to an Option are consistent with section 6, and the terms and conditions of such Stock Incentive pertaining to a SAR are consistent with section 7.

        (b) Such combination Stock Incentive shall be subject to such other terms and conditions as the Incentive Committee may determine, including, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof. Such combination Stock Incentive shall be evidenced by a written instrument in such form as the Incentive Committee shall determine, provided it is consistent with this Plan and incorporates it by reference.

    9. ADJUSTMENT PROVISIONS: In the event that any spinoff of assets, recapitalization, reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number of class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other company, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, (a) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives or with respect to which a cash payment pursuant to the Stock Incentive is determinable, (b) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (c) the purchase price to be paid per share or other security under outstanding Options,
(d) the price to be paid by the Company or a Subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities, and (e) the maximum number of shares with respect to which Options or SARs may be granted to any Key Employee during any calendar year and the maximum number of shares or equivalent amount of cash which any Key Employee may be paid pursuant to Stock Awards granted in any calendar year, shall in each case be equitably adjusted.

    10. ACCELERATION: In the event of a Change of Control, any Stock Incentives outstanding hereunder shall be immediately exercisable (without regard to any limitation imposed by the Plan or the Compensation and Incentive Committee at the time the Stock Incentive was granted, which permits all or any part of the Stock Incentive to vest only after the lapse of time or the attainment of Performance Objectives or other conditions to vesting), and shall remain exercisable until the expiration of the original term of the Stock Incentive (without regard to any early termination provisions of the Plan or the written instrument evidencing the Stock Incentive).

    11. TERM: This Plan shall be deemed adopted and shall become effective on the date it is approved and adopted by the stockholders of the Company. This Plan shall remain in effect until such time as it is terminated by the Board of Directors; provided, however, that no Incentive Options may be granted hereunder after May 18, 2002.

    12. ADMINISTRATION:

        (a) The Plan shall be administered by the Incentive Committee, which shall consist of not less than three directors of the Company designated by the Board of Directors in accordance with Article IV of the By-Laws of the Company; provided, however, that unless the Board determines otherwise no director shall be designated as or continue to be a member of the Incentive

    Committee unless he shall at the time of designation and service be a non-employee director within the meaning of Rule 16b-3 of the Securities and Exchange Commission (or any successor provision at the time in effect) and an outside director within the meaning of Section 162(m)(4)(C)(i) of the Code. A member of the Incentive Committee shall not be eligible to be granted a Stock Incentive while serving on the Incentive Committee, except a Nondiscretionary Award under section 5(f). Grants of Stock Incentives may be recommended by the Incentive Committee either in or without consultation with employees, but, anything in this Plan to the contrary notwithstanding, the Incentive Committee shall have full authority to act in the matter of selection of all Key Employees and in recommending Stock Incentives to be granted to them.

        (b) The Incentive Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The Incentive Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

        (c) Members of the Board of Directors and members of the Incentive Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

    13. ACQUISITIONS: If the Company or any Subsidiary should merge or consolidate with, or purchase stock or assets or otherwise acquire the whole or part of the business of, another company, the Company in connection therewith, upon the recommendation of the Incentive Committee and the approval of the Board of Directors, (a) may assume, in whole or in part and with or without modifications or conditions, any stock options granted by the acquired company to its employees, in their capacity as such, or (b) may grant new Options in substitution therefor; provided that the granting of an Option with the terms and conditions of the assumed or substitute options is permissible under either this Plan or a plan approved by the shareholders of the acquired company. For the purposes of the preceding sentence, the permissibility of the granting of an option under a plan shall be determined as of the date of grant of the original option by the acquired company and not as of the date of assumption or substitution by the Company.

    14. GENERAL PROVISIONS:

        (a) Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary, or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

        (b) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares, in the opinion of counsel to the Company, have been complied with. In connection with any such issuance or transfer the person acquiring the shares shall, if requested by the Company, give assurances, satisfactory to counsel to the Company, that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

        (c) No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Stock Incentive except as to shares of Common Stock, if any, as shall have been issued or transferred to him.

        (d) The Company or a Subsidiary may, with the approval of the Incentive Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be a Key Employee at the time of grant, and, notwithstanding any other provision of this

    Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Company takes action to implement such agreement or commitment.

        (e) In the case of a grant of a Stock Incentive to an employee of a Subsidiary, such grant may, if the Incentive Committee so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Incentive Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive specified by the Incentive Committee pursuant to the provisions of this Plan. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Incentive Committee on the date it is delivered by the Subsidiary or on such other date between said two dates, as the Incentive Committee shall specify.

        (f) The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or a Subsidiary determines it is required to withhold in connection with any Stock Incentive.

        (g) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary or other affiliate now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

        (h) Any provision of the Plan to the contrary notwithstanding: (i) the Plan is intended to give the Incentive Committee the authority to grant awards that qualify as performance-based compensation under Section 162(m)(4)(C) of the Code as well as awards that do not so qualify; and (ii) any provision of the Plan that would prevent the Incentive Committee from exercising the authority referred to in clause (i) above or that would prevent an award that the Incentive Committee intends to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code from so qualifying, shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

    15. AMENDMENTS AND DISCONTINUANCE:

        (a) This Plan may be amended by the Board of Directors upon the recommendation of the Incentive Committee, provided that, without the approval of the stockholders of the Company, no amendment shall be made which (i) increases the maximum aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in section 4 or requires stockholder approval under the Code (including Sections 162(m) and 422 thereof), (ii) withdraws the administration of this Plan from the Incentive Committee or amends the provisions of paragraph (a) of section 12 with respect to eligibility and disinterest of members of the Incentive Committee, (iii) permits any person who is not at the time a Key Employee of the Company or of a Subsidiary to be granted a Stock Incentive,
    (iv) permits any Option to be exercised more than 11 years after the date it is granted, (v) amends section 11 to extend the date set forth therein or
    (vi) amends this section 15; and provided that any permitted amendments to section 5(f) above shall not be made more than once every six months other than to comport with changes in the Internal Revenue Code or the rules thereunder.

        (b) The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue this Plan.

        (c) No amendment or discontinuance of this Plan by the Board of Directors or the stockholders of the Company shall, without the consent of the employee, adversely affect any Stock Incentive theretofore granted to him.

                                   Appendix 1

PROXY
OMNICARE, INC.
100 E. RiverCenter Boulevard
Covington, Kentucky 41011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 20, 2002.

The undersigned hereby appoints E. L. Hutton, J. F. Gemunder and C. D. Hodges as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Omnicare, Inc. held of record by the undersigned as of March 25, 2002 at the Annual Meeting of Stockholders to be held on May 20, 2002, or at any adjournment thereof.

Election of Directors
Nominees:
Edward L. Hutton
Joel F. Gemunder
Timothy E. Bien
Charles H. Erhart, Jr.


David W. Froesel, Jr.
Cheryl D. Hodges
Patrick E. Keefe
Sandra E. Laney

Andrea R. Lindell, DNSc
Sheldon Margen, M.D.
Kevin J. McNamara
John H. Timoney
 (Continued and to be signed on other side)
SEE REVERSE SIDE

                        _ FOLD AND DETACH HERE _

 3694 Please mark your votes as in this example.
1. Election of Directors.  FOR  WITHHELD
   (see reverse)

2. To re-approve amendments to the Company's 1992 Long-Term Stock Incentive Plan. FOR AGAINST ABSTAIN

3. To ratify the selection of independent  accountants. FOR AGAINST ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. For, except vote withheld from the following nominee(s):


IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2) AND
(3). When signed on behalf of a corporation, partnership, estate, trust, or other stockholder, state your title or capacity or otherwise indicate that you are authorized to sign. (Please sign exactly as name(s) appear at left) PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


  SIGNATURE (S) DATE

                         _ FOLD AND DETACH HERE _